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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 23, 2003



                           NEVADA GOLD & CASINOS, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     Nevada
                                     ------
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


         0-8927                                          88-0142032
         ------                                          ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


              3040 Post Oak Blvd., Suite 675, Houston, Texas 77056
              ----------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (713) 621-2245
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 23, 2003, Nevada Gold Tulsa, Inc., a Texas corporation ("Nevada Gold
- Tulsa"), a wholly owned subsidiary of Nevada Gold & Casinos, Inc. entered into a Management Agreement ("Management Agreement") with the Muscogee (Creek) Nation (the "Nation"), a federally recognized Indian tribe, to manage, operate and maintain a gaming entertainment complex and any expansion thereof, and entered into a Development Agreement ("Development Agreement") with the Nation to provide development services with respect to assistance in arranging bank financing, bond financing or other financing and with respect to the design, construction, equipping and opening of a gaming entertainment complex.

The Management Agreement is subject to the approval of the National Indian Gaming Commission ("NIGC") prior to its becoming effective. The Development Agreement provides for a fee to Nevada Gold - Tulsa of $2.2 million upon completion of the gaming entertainment complex; provided that, if the Management Agreement is approved by the NIGC, Nevada Gold - Tulsa will not receive any fees under the Development Agreement, but will instead receive fees solely from the Management Agreement as described below.

The term of the Management Agreement is for 60 months, and provides for the payment of a monthly management fee, starting after the opening of the gaming entertainment complex, equal to 12% of net income less principal payments generated in the previous month. For purposes of calculation of the management fee, principal amortization on the debt to be incurred by the Nation in constructing the gaming entertainment complex is to be assumed to be calculated as if made in equal payments over a 10 year amortization period. Prior to Nevada Gold - Tulsa receiving its monthly management fee, the Nation is entitled to receive a payment of $2 million from the gaming entertainment complex each month; provided that, if Nevada Gold - Tulsa does not receive its management fee in any month, the fee will accrue with interest until paid.

Beginning 36 months after the opening of the gaming entertainment complex and at any time thereafter, the Nation shall have the option to buy out Nevada Gold - Tulsa's remaining rights and terminate Nevada Gold - Tulsa's remaining obligations under this Management Agreement for the Buy-Out Price. The calculation of the Buy-Out Price may differ depending upon whether or not any expansions to the gaming/hotel complex have occurred prior to the buy out:

         1. No Expansion Calculation: If there has been no expansion then the Buy-Out Price (A) shall be calculated as follows: the monthly average of the last 12 months of revenue received by Nevada Gold - Tulsa prior to the date of the buy-out ("Average Monthly Management Fee"") shall be multiplied by the average monthly rate of growth of the revenues for such last 12 month period ("Average Monthly Rate of Growth"), resulting in an initial Monthly Buy-Out Base. For each subsequent month remaining in the 60-month term, the Monthly Buy-Out Base for each month shall be calculated by multiplying the previous month's Monthly Buy-Out Base by the Average Monthly Rate of Growth. The aggregate total of each Monthly Buy-Out Base for all of the months remaining in the Term upon the Buy-Out Date, shall constitute the Buy-Out Price (A). The Buy-Out Price (A) shall then be calculated (or discounted) using a net-present value calculation using a discount rate equal to that of interest rate of the financing documents the Nation enters into with respect to the loans required for construction to take into account the time value of money.

         2. Expansion Calculation: If there has been an expansion, then the Buy-Out Price (B) shall be based on the pro forma financials, adopted by the National Council of the Muscogee (Creek) Nation and used to justify such expansion of the gaming/hotel complex. The Buy-Out Price (B) shall be defined to be equal to the total of each Monthly Management Fee to be paid to Nevada Gold - Tulsa under the pro forma financials for each month remaining in the 60-month term of the Management Agreement. Such payments for such remaining months shall then be calculated (or discounted) using a net-present value calculation using a discount rate equal to that of interest rate of the financing documents the Nation enters into with respect to the loans required for construction to take into account the time value of money.

The Buy-Out Price shall be paid in cash on the Buy-Out Date to Nevada Gold - Tulsa.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEVADA GOLD & CASINOS, INC.



                                            By:  /s/ Christopher C. Domijan
                                               ---------------------------------
                                                 Christopher C. Domijan, CFO



DATE: December 23, 2003